Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF MARYLAND

THOMAS LUCEY, Derivatively on Behalf of Nominal Defendant 2U, INC.,

Plaintiff,

v.

CHRISTOPHER J. PAUCEK, CATHERINE A. GRAHAM, HARSHA MOKKARALA, PAUL A. MAEDER, ROBERT M. STAVIS, GREGORY K. PETERS, TIMOTHY M. HALEY, VALERIE B. JARRETT, EARL LEWIS, CORETHA M. RUSHING, SALLIE L. KRAWCHECK, JOHN M. LARSON, EDWARD S. MACIAS, ALEXIS MAYBANK, and MARK J. CHERNIS,

Defendants,

and

2U, INC.,

Nominal Defendant.

Case No. 1:20-cv-02424-GLR

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT

OF DERIVATIVE ACTIONS

TO: ALL PERSONS AND ENTITIES WHO OWNED 2U, INC. COMMON STOCK AS OF JUNE 16, 2023, AND WHO CONTINUE TO HOLD SUCH 2U, INC. COMMON STOCK.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (“Settlement”) of the following derivative actions: Lucey v. Paucek, et al., No. 1:20-cv-02424-GLR (D. Md.) (the “Lucey Action”); Shumacher v. Paucek et al., No. 2020-1019-LWW (Del. Ch.); Theis v. Paucek, et al., No. 1:20-cv-3360-PAC (S.D.N.Y.); and Sebagh v. Paucek, et al., No. 1:22-cv-01205-CFC (D. Del.) (collectively, the “Other Actions,” and, together with the Lucey Action, the “Actions”). If the Court approves the proposed Settlement, you will be forever barred from contesting the fairness, adequacy, and reasonableness of the proposed Settlement and from pursuing the Released Plaintiffs’ Claims.

All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation and Agreement of Settlement entered into on June 16, 2023 (the “Stipulation”), by and among (1) Thomas Lucey (“Lucey”); (2) Richard Theis (“Theis”); (3) Leo Shumacher (“Shumacher”); (4) Daniel Sebagh (“Sebagh”) (collectively with Lucey, Theis, and Shumacher, the “Plaintiffs”); (5) nominal defendant 2U, Inc. (“2U” or the “Company”) and (6) the current and former 2U officers, directors, and employees named in any of the Actions, including Christopher J. Paucek, Catherine A. Graham, Harsha Mokkarala, Paul A. Maeder, Robert M. Stavis, Gregory K. Peters, Timothy M. Haley, Valerie B. Jarrett, Earl Lewis, Coretha M. Rushing, Sallie L. Krawcheck, John M. Larson, Edward S. Macias, Alexis Maybank, Mark J. Chernis, and James Kenigsberg (collectively, “Defendants”). Plaintiffs and Defendants are collectively referred to herein as the “Parties.”

THIS NOTICE PROVIDES ONLY A SUMMARY OF THE MATERIAL TERMS OF THE SETTLEMENT AND RELEASES. You can obtain more information by reviewing the Stipulation, which is on docket for the Lucey Action, available via PACER on the United States District Court for the District of Maryland’s website. Because the Settlement involves the resolution of derivative actions, which were brought on behalf of and for the benefit of the Company, the benefits from the settlement will go to 2U. Individual 2U shareholders will not receive any direct payment from the Settlement. ACCORDINGLY, THERE IS NO PROOF OF CLAIM FORM FOR SHAREHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT.

SHAREHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

I.	PURPOSE OF NOTICE

1. The purpose of this Notice is to explain the Actions, the terms of the proposed Settlement of those Actions, and how the proposed Settlement affects Current 2U Shareholders’ legal rights. This Notice is issued pursuant to an Order of the United States District Court for the District of Maryland, Baltimore Division (the “Court”) dated July 6, 2023 (“Preliminary Approval Order”), and further pursuant to the requirements of the Federal Rules of Civil Procedure, including Rule 23.1.

2. The Court will hold a hearing on September 7, 2023 at 10:00 a.m., in person at the United States District Court for the District of Maryland, 101 West Lombard Street, Baltimore, Maryland 21201 (the “Settlement Hearing”), to consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate and in the best interests of 2U and 2U’s shareholders; (ii) dismissing with prejudice the Lucey Action against Defendants pursuant to the terms of the Stipulation; and (iii) approving the agreed Fee and Expense Amount. You have a right to participate in the Settlement Hearing.

3. This Notice describes the rights you may have in the Actions and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

II.	BACKGROUND OF THE SETTLING MATTERS

1. Between April 30, 2020 and November 30, 2020, plaintiffs Theis, Lucey, and Shumacher filed shareholder derivative actions asserting claims for relief on behalf of 2U. Each of these actions was stayed pending the resolution of defendants’ motion to dismiss in the related Securities Class Action. Following the partial grant and denial of defendants’ motion to dismiss, these actions remained stayed pending mediation and settlement of the Securities Class Action and continued settlement discussions of these shareholder derivative actions.

2. On September 14, 2022, Sebagh filed Sebagh v. Paucek, et al., No. 1:22-cv-01205-CFC (D. Del.). On December 2, 2022, Sebagh and Defendants filed a joint stipulation and proposed order to extend Defendants’ time to respond to Sebagh’s complaint until January 25, 2023. The United States Court for the District of Delaware entered an order extending Defendants’ time to respond on December 5, 2022. On January 25, 2023, Sebagh and Defendants filed a joint stipulation and proposed order to stay the case pending finalization of an agreement being negotiated by Defendants, on the one hand, and counsel for plaintiffs Theis, Lucey, and Shumacher, on the other, that would settle all four Actions, and the United States Court for the District of Delaware entered an order on January 26, 2023 staying the matter.

3. Plaintiffs Shumacher and Sebagh sought and obtained from 2U non-public Board and Audit Committee meeting minutes relating to the wrongdoing alleged in the Actions pursuant to an inspection demand under Delaware law. These materials were also produced to plaintiffs Theis and Lucey. Plaintiffs Theis, Lucey, and Shumacher negotiated with Defendants for the production of all documents that were produced by Defendants in the Securities Class Action. That production, comprising over 50,000 documents totaling over 250,000 pages of material, was made on May 16, 2022.

4. Counsel for plaintiffs Lucey, Theis, and Shumacher and Defendants’ Counsel participated in a formal mediation on April 5, 2022 (a parallel mediation in the related Securities Class Action was also conducted that same day). The mediation was supervised by Gregory P. Lindstrom of Phillips ADR (the “Mediator”), a nationally recognized neutral with extensive experience mediating complex derivative actions.

5. Before the mediation, plaintiffs Lucey, Theis, and Shumacher sent a joint settlement demand that included damages analyses and proposed governance reforms. Defendants prepared and submitted a detailed mediation statement to plaintiffs Lucey, Theis, and Shumacher. While some progress was made, the April 5, 2022 mediation ended without a settlement. In the months following the unsuccessful mediation, counsel for Lucey, Theis, and Shumacher continued their review, evaluation, and analysis of the substantial volume of document discovery produced to them by Defendants. These documents included, among other things, numerous internal reports and emails regarding 2U’s business model, student enrollment trends, and revenue projections, as well as 2U’s existing corporate governance. Plaintiffs Lucey, Theis, Schumacher, and Defendants also continued their dialogue with Defendants concerning a possible resolution, with the ongoing assistance of the Mediator. These efforts included verbal and written exchanges of information, discussions, proposals, and counterproposals under the aegis of the Mediator over the course of several months.

6. The Parties’ settlement discussions were conducted in good faith and at arm’s length, but they were often contentious, which each side vigorously advocating its views. Defendants’ Counsel and counsel for plaintiffs Lucey, Theis, and Shumacher also exchanged several written drafts of proposed settlement terms over the course of the negotiations. As a result of these efforts, the Parties were able to reach a definitive agreement to settle the Actions, upon the terms and subject to the conditions set forth in this Stipulation.

III.	TERMS OF THE SETTLEMENT

1. In consideration of the Settlement and the releases provided therein, and subject to the terms and conditions of the Stipulation, 2U has agreed to implement and maintain certain Corporate Governance Reforms.

2. 2U agreed to implement certain corporate governance reforms including, among other things: (1) revising its corporate governance guidelines to (a) separate the roles of CEO and Chairman of the board, (b) require that 60 percent of the members of the Board be “independent” within the meaning of the NASDAQ listing standards, (c) require the Board to include three (3) members who are women or from underrepresented communities, and (d) provide that 2U can have no more than two (2) directors who are active CEOs at any other public company; (2) requiring the Disclosure Committee to review earnings call scripts and transcripts, posting a description of the Disclosure Committee and its functions to 2U’s investor relations webpage, and having a designee from the Disclosure Committee provide quarterly reports to the Audit Committee; (3) having the Board review and approve the Company’s annual budget and long term plan at one (1) board meeting each calendar year; (4) revising the Company’s Insider Trading Policy as it relates to 10b5-1 plans; (5) revising the Company’s Whistleblower Policy; (6) committing to Board of Director training; and (7) ensuring certain responsibilities for compliance and risk management are delegated to a 2U employee or group of employees at a certain level of seniority. Such reforms will be in place for no less than five (5) years from the Effective Date of the Settlement, as described in the Stipulation (unless otherwise noted therein). A complete and more detailed description of the consideration and settlement terms can be located in the Stipulation and Exhibits thereto.

IV.	REASONS FOR THE SETTLEMENT

1. Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigation of the evidence supports the claims asserted. Without conceding the merit of any of Defendants’ defenses, and in light of the benefits of the Settlement, the risks and challenges in succeeding on the derivative claims, and the uncertainty of improving on the benefit the Settlement provides for 2U through further litigation, Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against Defendants through trial(s) and through possible appeal(s). Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, the difficulties and delays inherent in such litigation, the cost to 2U—on behalf of which Plaintiffs pursued the Actions—and distraction to 2U’s management that would result from extended litigation. Based on their evaluation, and in light of what Plaintiffs’ Counsel believe to be the significant benefits conferred upon 2U as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs and 2U, and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

2. Pursuant to the terms set forth in the Stipulation, the Stipulation (including the exhibits thereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by Plaintiffs of any infirmity in any of the claims asserted in the Actions, or an admission or concession that any of Defendants’ defenses to liability or damages had any merit.

3. Each Defendant has denied and continues to deny that he or she has committed or attempted to commit, or has aided and abetted, any violations of law, any breaches of fiduciary duty owed to 2U, or any wrongdoing whatsoever. Each Defendant expressly maintains that at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of 2U and its shareholders. Each Defendant likewise denies all of the allegations made by Plaintiffs in the Actions. Defendants further deny that Plaintiffs, 2U, or its shareholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Defendants as alleged in the Actions or otherwise. Defendants further assert, among other things, that the Plaintiffs lack standing to litigate derivatively on behalf of 2U because Plaintiffs cannot properly plead that demand on the Board was futile.

4. 2U believes that the Settlement is in the best interests of the Company, its shareholders, and its employees. Defendants are, therefore, entering into this Settlement for the benefit of 2U to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth therein, the Stipulation (including the exhibits thereto) shall in no event be construed as, or deemed to be evidence of, an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage, or any defect in the defenses that Defendants have, or could have, asserted.

5. 2U’s current Board, including each of its independent directors, has unanimously approved the Settlement in the good-faith exercise of their fiduciary duties. The Board finds that: (1) Plaintiffs’ litigation and settlement efforts substantially and materially contributed to the Board’s decision to agree to, formalize, and maintain the Corporate Governance Reforms; (2) the Corporate Governance Reforms confer substantial benefits on 2U and its shareholders; and (3) the Settlement is fair, reasonable, and adequate, and is in 2U’s and its shareholders’ best interests.

V.	RELEASES

1. If the Settlement is approved, the Court will enter a Judgment dismissing the Lucey Action with prejudice pursuant to the terms of the Stipulation, the other Plaintiffs will move to dismiss each of their actions with prejudice not more than five (5) business days after the Court’s approval of the Settlement becomes final and non-appealable, and upon the Effective Date of the Settlement, the following releases will occur.

2. Plaintiffs and each and every other 2U shareholder, in their capacities as such, derivatively on behalf of 2U, and on behalf of themselves and their respective agents, spouses, heirs, executors, administrators, personal representatives, predecessors, successors, transferors, transferees, representatives, and assigns, in their capacities as such (“Shareholder Releasors”), and 2U directly, shall be deemed to have, and by operation of law and Final Order and Judgment shall have, completely, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, discharged, and dismissed with prejudice the Released Plaintiffs’ Claims against the Released Defendants, which, as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies, debts, disputes, damages, losses, actions, causes of action, issues, liabilities, and charges of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims, suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, against the Released Defendants, that (i) were asserted in any of the complaints filed in the Actions, or (ii) could have been asserted by 2U directly, or by Plaintiffs or any other 2U shareholder derivatively on behalf of 2U in any court, tribunal, forum, or proceeding, arising out of, relating to, based upon, or involving, directly or indirectly, any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Actions, including, without limitation, any such claims based in whole or in part on any allegations relating to 2U’s public statements regarding its enrollment trends and projections, revenue forecasts, or business model or made in any of the following actions or proceedings: (1) Lucey v. Paucek, et al., No. 1:20-cv-02424-GLR (D. Md.); (2) Shumacher v. Paucek, et al., No. 2020-1019-LWW (Del. Ch.); (3) Theis v. Paucek, et al., No. 1:20-cv-3360-PAC (S.D.N.Y.); (4) Sebagh v. Paucek, et al., No. 1:22-cv-01205-CFC (D. Del.), (5) In re 2U, Inc. Securities Class Action, No. 19-cv-03455-TDC (D. Md.) (the “Securities Class Action”), or (6) any government investigations, actions, or proceedings referenced in the Actions.

3. The Released Defendants shall be deemed to have, and by operation of law and Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Released Plaintiffs, and shall be forever enjoined from prosecuting the Released Defendants’ Claims, excluding claims relating to the enforcement or effectuation of the Settlement or Final Order and Judgment, which as detailed in the Stipulation, means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, which were or which could have been asserted by any of the Defendants in any court, tribunal, forum, or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are based upon, arise out of, relate in any way to, or involve, directly or indirectly, the commencement, prosecution, defense, mediation, or settlement of the Actions, including, but not limited to, discovery produced in the Actions. For the avoidance of doubt, the Released Defendants’ Claims shall not include any claims to enforce this Settlement, the Judgment, or any other document memorializing the Settlement of the Actions and shall not include claims, if any, that any Party may have against its insurer with respect to any payment obligations under this Settlement.

4. By Order of the Court, pending the Effective Date, the Parties agree that all aspects of the Actions between them will remain stayed except for activities related to the approval or enforcement of the Settlement.

5. By Order of the Court, pending final determination of whether the Settlement is approved, Plaintiffs and all other 2U shareholders are barred and enjoined from asserting, commencing, instituting, or prosecuting any and all Released Plaintiffs’ Claims against any of the 2U Releasees.

6. Shareholder Releasors shall be forever enjoined from pursuing or prosecuting against the 2U Releasees any and all Released Plaintiffs’ Claims and any other derivative litigation or demands, including books-and-records demands, arising out of or relating to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Actions.

7. THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS A SUMMARY. The complete terms, including the definitions of the Effective Date, Released Defendant Claims, Released Defendants, Released Plaintiffs’ Claims, Released Plaintiffs, and Unknown Claims, are set forth in the Stipulation, which is available via PACER on the United States District Court for the District of Maryland’s docket for the Lucey Action.

VI.	PLAINTIFFS’ COUNSEL’S REQUEST FOR APPROVAL OF THE AGREED FEE AND EXPENSE AMOUNT

1. After the Parties agreed on all other material terms of the Settlement, with the assistance of the Mediator, they engaged in good faith, arms-length negotiations to attempt to reach agreement concerning an appropriate amount of attorneys’ fees and expenses for Plaintiffs’ Counsel.

2. This Settlement is not contingent on approval of the amount of the agreed Fee and Expense Amount, and any changes by the Court (or upon appeal from the Final Order and Judgment) to the Fee and Expense Amount will not affect the finality of the Settlement. The amount of any Court-approved attorneys’ fees and expenses or any changes to that amount upon appeal from the Final Order and Judgment will not affect the finality of the Settlement.

3. 2U shall, within twenty (20) business days after the later of (i) the Court’s entry of an order awarding fees and expenses, notwithstanding any objection thereto, appeal therefrom, or collateral attack on the Settlement; or (ii) 2U’s receipt from Lucey’s Counsel of wiring instructions for the Fee and Expense Amount, Lucey’s Counsel’s Form W-9, and any other information reasonably required by 2U to process payment of the Fee and Expense Amount, cause the Fee and Expense Amount to be paid into an escrow account established and controlled by Lucey’s Counsel, subject to the obligation to refund fees and expenses in the event the approval of the Settlement is reversed or in accordance with any subsequent order reducing the agreed Fee and Expense Amount. The entire Fee and Expense Amount shall remain in the escrow account until the later of (i) the Effective Date or (ii) the date upon which the approval of the Fee and Expense Amount (or any other amount approved by the Court) has become final and non-appealable. No Defendant other than 2U shall have any responsibility with respect to the Fee and Expense Amount.

VII.	SETTLEMENT HEARING AND RIGHT TO APPEAR AND OBJECT

1. The Court has scheduled a Settlement Hearing, to be held on September 7, 2023 at 10 a.m., in person at the United States District Court for the District of Maryland, 101 West Lombard Street, Baltimore, Maryland 21201 (the “Settlement Hearing”), to consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (i) approving the terms of the Settlement as fair, reasonable, and adequate and in the best interests of 2U and 2U’s stockholders; (ii) dismissing with prejudice the Lucey Action against Defendants pursuant to the terms of the Stipulation; and (iii) approving the agreed Fee and Expense Amount.

2. Please Note: The date and time of the Settlement Hearing may change without further written notice to Current 2U Shareholders. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current 2U Shareholders must or may participate by telephone or video, it is important that you monitor the Court’s docket before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to the Court’s docket.

3. Any Person who owned 2U stock as of June 16, 2023 and continues to hold such 2U common stock as of the date of the Settlement Hearing may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Judgment should not be entered thereon; or why the agreed Fee and Expense Amount should not be approved; provided, however, that no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or the request for approval of the Fee and Expense Amount, unless such Person has filed with the Clerk of the United States District Court for the District of Maryland, 101 West Lombard Street, Baltimore, Maryland 21201, and served (by hand, first-class mail, or express service) on Lucey’s Counsel and counsel for Defendants, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of 2U common stock as of June 16, 2023, and continues to hold such common stock; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; (iv) the identities of any cases, by name, court, and docket number, in which the objector or his, her, or its attorney has objected to a settlement in the last three (3) years; and (v) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than twenty-one (21) calendar days prior to the Settlement Hearing:

Office of the Clerk

Federal Courthouse

101 West Lombard Street

Baltimore, MD 21201

Andrew Radding

BROWN GOLDSTEIN & LEVY LLP

120 E. Baltimore Street, Suite 2500

Baltimore, MD 21202

Telephone: (410) 962.1030

Fax: (410) 385.0869

radding@browngold.com

Benjamin I. Sachs-Michaels

GLANCY PRONGAY & MURRAY LLP

745 Fifth Avenue

New York, New York 10151

Telephone: (212) 935-7400

bsachsmichaels@glancylaw.com

Robert V. Prongay

Pavithra Rajesh

1925 Century Park East, Suite 2100

Los Angeles, California 90067

Telephone: (310) 201-9150

rprongay@glancylaw.com

Counsel for Plaintiff Thomas Lucey

J. Christian Word, Bar No. 26400

LATHAM & WATKINS LLP

555 Eleventh Street, NW

Suite 1000

Washington, D.C. 20004

Telephone: (202) 637-2200

Fax: (202) 637-2201

christian.word@lw.com

Attorneys for Defendants

4. Documentation establishing ownership of 2U common stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.

5. Unless the Court otherwise directs, no Person shall be entitled to object to the approval of the Settlement, the Judgment to be entered approving the Settlement, the request for approval of the Fee and Expense Amount, or otherwise be heard, except by serving and filing a written objection and supporting papers as prescribed above. Any Person who fails to object in the manner described above shall be deemed to have waived the right to object to any aspect of the proposed Settlement and the Fee and Expense Amount (including any right of appeal or collateral attack); be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the Fee and Expense Amount; and be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to any matters concerning the Settlement or the Fee and Expense Amount.

VIII.	ORDER AND FINAL JUDGMENT OF THE COURT

1. The Parties will jointly request at the Settlement Hearing that the Court determine and enter the Judgment concluding that the Settlement is fair, reasonable, and adequate, and in the best interests of 2U and 2U’s shareholders. The Judgment shall, among other things:

a. determine that the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and due process have been satisfied in connection with the Notice;

b. approve the Settlement as fair, reasonable, and adequate, and in the best interests of 2U and 2U’s shareholders;

c. dismiss the Lucey Action with prejudice on the merits, as against any and all Defendants, without costs except as provided in the Stipulation; and

d. rule upon Plaintiffs’ Counsel’s request for approval of the Fee and Expense Amount.

IX.	SCOPE OF THIS NOTICE

1. This Notice does not purport to be a comprehensive description of the Actions, the terms of the Settlement, or the Settlement Hearing. For the full details of the Actions, Current 2U Shareholders may inspect the pleadings, the Stipulation, and the orders entered by the Court and are referred to the office of the Clerk of Court, 101 West Lombard Street, Baltimore, Maryland 21201.

2. If you have questions regarding the Settlement, you may call the following counsel for Plaintiffs:

Andrew Radding

BROWN GOLDSTEIN & LEVY LLP

120 E. Baltimore Street, Suite 2500

Baltimore, MD 21202

Telephone: (410) 962.1030

Fax: (410) 385.0869

radding@browngold.com

Benjamin I. Sachs-Michaels

GLANCY PRONGAY & MURRAY LLP

745 Fifth Avenue

New York, New York 10151

Telephone: (212) 935-7400

bsachsmichaels@glancylaw.com

Robert V. Prongay

Pavithra Rajesh

1925 Century Park East, Suite 2100

Los Angeles, California 90067

Telephone: (310) 201-9150

rprongay@glancylaw.com

Counsel for Plaintiff Thomas Lucey

Form and substance approved by Court Order dated July 6, 2023